Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include those subsidiaries that, in the aggregate, would not have been a “significant subsidiary” as of December 31, 2009.

NAME	INCORPORATION
Adventure of the Seas Inc.	Liberia
Azamara Journey Inc.	Liberia
Azamara Quest Inc.	Liberia
Blue Sapphire Marine Inc.	Liberia
CDF Bleu de France Limited	Malta
CDF Croisieres de France, SAS	France
Celebrity Cruise Lines Inc.	Cayman Islands
Celebrity Cruises Holdings Inc.	Liberia
Celebrity Cruises Inc., doing business as Celebrity Cruises	Liberia
Celebrity Equinox Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Constellation Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Freedom of the Seas Inc.	Liberia
Galapagos Cruises Inc.	Liberia
GG Operations Inc	Delaware
Grandeur of the Seas Inc.	Liberia
Independence of the Seas Inc.	Liberia
Infinity Inc.	Liberia
Island for Science, Inc.	Indiana
Islas Galapagos Turismo y Vapores CA	Ecuador
Jewel of the Seas Inc.	Liberia
Labadee Investments Ltd.	Cayman Islands
Legend of the Seas Inc.	Liberia
Liberty of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Monarch of the Seas Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Pullmantur, S.A.	Spain
Pullmantur Cruises, S.L.	Spain
Pullmantur Cruises Atlantic Limited	Malta
Pullmantur Cruises Empress Limited	Malta
Pullmatur Cruises Pacific Dream Limited	Malta
Pullmantur Cruises Ship Management Ltd.	Malta
Pullmantur Cruises Sky Wonder Limited	Malta
Pullmantur Cruises Sovereign Limited	Malta
Pullmantur Cruises Zenith Limited	Malta

NAME	INCORPORATION
Pullmantur Ship Management, Ltd.	Bahamas
Radiance of the Seas Inc.	Liberia
RCL Holdings Cooperatif U.A.	Netherlands
RCL Investments Ltd.	England and Wales
RCL (UK) Ltd.	England and Wales
Rhapsody of the Seas Inc.	Liberia
Royal Caribbean Cruise Lines AS	Norway
Royal Caribbean Cruises (Asia) Pte. Ltd.	Singapore
Royal Caribbean Cruises (Australia) Pty. Ltd	Australia
Royal Caribbean Cruises Espana S.L.	Spain
Royal Caribbean Holdings de Espana S.L.	Spain
Royal Celebrity Tours Inc.	Delaware
Seabrook Maritime Inc.	Liberia
Serenade of the Seas Inc.	Liberia
Societe Labadee Nord, S.A.	Haiti
Splendour of the Seas Inc.	Liberia
Summit Inc.	Liberia
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia